Exhibit 99.1

VISHAY REPORTS RESULTS FOR SECOND QUARTER 2017

•	Revenues for Q2 2017 of $645 million
•	Gross Margin Q2 of 26.8%
•	Adjusted Operating Margin Q2 of 12.8%
•	EPS Q2 of $0.36
•	Adjusted EPS Q2 of $0.36
•	Cash from operations for trailing twelve months Q2 of $329 million and capital expenditures of $133 million
•	Guidance for Q3 2017 for revenues of $630 - $670 million and gross margins of 26% - 28% at Q2 exchange rates

MALVERN, PENNSYLVANIA – August 3, 2017 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended July 1, 2017.

Revenues for the fiscal quarter ended July 1, 2017 were $644.9 million, compared to $606.3 million for the fiscal quarter ended April 1, 2017 and $590.1 million for the fiscal quarter ended July 2, 2016.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended July 1, 2017 were $56.2 million, or $0.36 per diluted share, compared to $36.7 million, or $0.24 per diluted share for the fiscal quarter ended April 1, 2017, and $33.1 million, or $0.22 per diluted share for the fiscal quarter ended July 2, 2016.

All periods presented include items affecting comparability. These items are summarized on the attached reconciliation schedule.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.36, $0.28, and $0.23 for the fiscal quarters ended July 1, 2017, April 1, 2017, and July 2, 2016, respectively.

Commenting on the results for the second quarter 2017, Dr. Gerald Paul, President and Chief Executive Officer, stated, "Results in the second quarter 2017 improved further from the first quarter driven by continued strong demand from virtually all markets, in particular by the industrial and automotive end markets. The high order level was driven by distribution, in particular in Asia and Europe. Shortages of supply and long lead times for certain product lines still raise concerns at customers. At the same time, sales of our products by distribution to end customers continued to increase resulting in increased inventory turns at distribution."

Dr. Paul continued, "We expect strong growth in automotive markets for years to come driven by e-mobility and sensors. It is a market in which we are very well positioned."

Commenting on the outlook Dr. Paul stated, "For the third quarter, we guide for revenues of $630 to $670 million and gross margins of 26% to 28% at the exchange rates for the second quarter."

A conference call to discuss Vishay's second quarter financial results is scheduled for Thursday, August 3, 2017 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 43575734.

There will be a replay of the conference call from 12:00 p.m. ET on Thursday, August 3, 2017 through 11:59 p.m. ET on Thursday, August 10, 2017. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 43575734.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues and margins, and the performance of specific market segments and the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in applicable domestic and foreign tax regulations and uncertainty regarding the same;  and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	July 1, 2017	April 1, 2017	July 2, 2016

Net revenues	$644,892	$606,258	$590,051
Costs of products sold	471,929	445,383	443,923
Gross profit	172,963	160,875	146,128
Gross margin	26.8%	26.5%	24.8%

Selling, general, and administrative expenses	90,446	94,718	92,253
Restructuring and severance costs	481	1,469	4,467
Operating income	82,036	64,688	49,408
Operating margin	12.7%	10.7%	8.4%

Other income (expense):
Interest expense	(7,076)	(6,790)	(6,270)
Other	749	(396)	2,256
Loss on disposal of equity affiliate	-	(7,060)	-
Gain on early extinguishment of debt	-	-	986
Total other income (expense) - net	(6,327)	(14,246)	(3,028)

Income before taxes	75,709	50,442	46,380

Income taxes	19,300	13,493	13,151

Net earnings	56,409	36,949	33,229

Less: net earnings attributable to noncontrolling interests	219	230	143

Net earnings attributable to Vishay stockholders	$56,190	$36,719	$33,086

Basic earnings per share attributable to Vishay stockholders	$0.38	$0.25	$0.22

Diluted earnings per share attributable to Vishay stockholders	$0.36	$0.24	$0.22

Weighted average shares outstanding - basic	146,381	146,274	147,643

Weighted average shares outstanding - diluted	155,300	154,876	149,845

Cash dividends per share	$0.0625	$0.0625	$0.0625

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	July 1, 2017	July 2, 2016

Net revenues	$1,251,150	$1,160,657
Costs of products sold	917,312	877,220
Gross profit	333,838	283,437
Gross margin	26.7%	24.4%

Selling, general, and administrative expenses	185,164	182,539
Restructuring and severance costs	1,950	10,942
Operating income	146,724	89,956
Operating margin	11.7%	7.8%

Other income (expense):
Interest expense	(13,866)	(12,736)
Other	353	3,035
Loss on disposal of equity affiliate	(7,060)	-
Gain on early extinguishment of debt	-	4,597
Total other income (expense) - net	(20,573)	(5,104)

Income before taxes	126,151	84,852

Income taxes	32,793	23,471

Net earnings	93,358	61,381

Less: net earnings attributable to noncontrolling interests	449	281

Net earnings attributable to Vishay stockholders	$92,909	$61,100

Basic earnings per share attributable to Vishay stockholders	$0.63	$0.41

Diluted earnings per share attributable to Vishay stockholders	$0.60	$0.41

Weighted average shares outstanding - basic	146,328	147,739

Weighted average shares outstanding - diluted	155,088	150,237

Cash dividends per share	$0.125	$0.125

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	July 1, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$561,032	$471,781
Short-term investments	626,172	626,627
Accounts receivable, net	327,131	274,027
Inventories:
Finished goods	126,667	109,075
Work in process	175,027	162,311
Raw materials	117,100	109,859
Total inventories	418,794	381,245

Prepaid expenses and other current assets	117,055	110,792
Total current assets	2,050,184	1,864,472

Property and equipment, at cost:
Land	91,282	89,753
Buildings and improvements	586,898	570,932
Machinery and equipment	2,376,420	2,283,222
Construction in progress	58,150	71,777
Allowance for depreciation	(2,266,097)	(2,166,813)
	846,653	848,871

Goodwill	142,209	141,407

Other intangible assets, net	76,945	84,463

Other assets	142,853	138,588
Total assets	$3,258,844	$3,077,801

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	July 1, 2017	December 31, 2016
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$11	$3
Trade accounts payable	181,906	174,107
Payroll and related expenses	129,836	114,576
Other accrued expenses	153,546	149,131
Income taxes	9,630	19,033
Total current liabilities	474,929	456,850

Long-term debt less current portion	350,329	357,023
Deferred income taxes	288,516	286,797
Other liabilities	65,366	59,725
Accrued pension and other postretirement costs	267,879	257,789
Total liabilities	1,447,019	1,418,184

Redeemable convertible debentures	88,044	88,659

Equity:
Vishay stockholders' equity
Common stock	13,413	13,385
Class B convertible common stock	1,213	1,213
Capital in excess of par value	1,955,926	1,952,988
Retained earnings (accumulated deficit)	(232,418)	(307,417)
Accumulated other comprehensive income (loss)	(19,503)	(94,652)
Total Vishay stockholders' equity	1,718,631	1,565,517
Noncontrolling interests	5,150	5,441
Total equity	1,723,781	1,570,958
Total liabilities, temporary equity, and equity	$3,258,844	$3,077,801

VISHAY INTERTECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	July 1, 2017	July 2, 2016*

Operating activities
Net earnings	$93,358	$61,381
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	80,380	79,117
(Gain) loss on disposal of property and equipment	(51)	76
Accretion of interest on convertible debentures	2,444	2,259
Inventory write-offs for obsolescence	9,729	11,225
Loss on disposal of equity affiliate	7,060	-
Gain on early extinguishment of debt	-	(4,597)
Other	9,219	(11,845)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(73,873)	(42,203)
Net cash provided by operating activities	128,266	95,413

Investing activities
Purchase of property and equipment	(49,067)	(51,073)
Proceeds from sale of property and equipment	1,288	193
Purchase of short-term investments	(418,114)	(274,524)
Maturity of short-term investments	454,918	351,326
Other investing activities	(6,664)	2,975
Net cash provided by (used in) investing activities	(17,639)	28,897

Financing activities
Principal payments on long-term debt and capital lease obligations	-	(34,044)
Net proceeds (payments) on revolving credit lines	(10,000)	(66,000)
Common stock repurchases	-	(6,123)
Net changes in short-term borrowings	7	(725)
Dividends paid to common stockholders	(16,761)	(16,924)
Dividends paid to Class B common stockholders	(1,516)	(1,516)
Proceeds from stock options exercised	1,260	-
Distributions to noncontrolling interests	(740)	(707)
Cash withholding taxes paid when shares withheld for vested equity awards	(1,971)	(442)
Other financing activities	(1,255)	-
Net cash provided by (used in) financing activities	(30,976)	(126,481)
Effect of exchange rate changes on cash and cash equivalents	9,600	1,831

Net increase (decrease) in cash and cash equivalents	89,251	(340)

Cash and cash equivalents at beginning of period	471,781	475,507
Cash and cash equivalents at end of period	$561,032	$475,167

* recast for the retrospective adoption of ASU 2016-09.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

GAAP net earnings attributable to Vishay stockholders	$56,190	$36,719	$33,086	$92,909	$61,100

Reconciling items affecting operating income:
Restructuring and severance costs	$481	$1,469	$4,467	$1,950	$10,942

Reconciling items affecting other income (expense):
Loss on disposal of equity affiliate	$-	$7,060	$-	$7,060	$-
Gain on early extinguishment of debt	-	-	(986)	-	(4,597)

Reconciling items affecting tax expense (benefit):
Effects of cash repatriation program	$(1,240)	$(968)	$(1,217)	$(2,208)	$(1,986)
Tax effects of pre-tax items above	(156)	(441)	(1,108)	(597)	(1,995)

Adjusted net earnings	$55,275	$43,839	$34,242	$99,114	$63,464

Adjusted weighted average diluted shares outstanding	155,300	154,876	149,845	155,088	150,237

Adjusted earnings per diluted share*	$0.36	$0.28	$0.23	$0.64	$0.42

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Net cash provided by operating activities	$84,592	$43,674	$74,713	$128,266	$95,413
Proceeds from sale of property and equipment	345	943	129	1,288	193
Less: Capital expenditures	(32,399)	(16,668)	(31,317)	(49,067)	(51,073)
Free cash	$52,538	$27,949	$43,525	$80,487	$44,533

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	July 1, 2017	April 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

GAAP net earnings attributable to Vishay stockholders	$56,190	$36,719	$33,086	$92,909	$61,100
Net earnings attributable to noncontrolling interests	219	230	143	449	281
Net earnings	$56,409	$36,949	$33,229	$93,358	$61,381

Interest expense	$7,076	$6,790	$6,270	$13,866	$12,736
Interest income	(1,534)	(1,263)	(1,033)	(2,797)	(2,167)
Income taxes	19,300	13,493	13,151	32,793	23,471
Depreciation and amortization	40,168	40,212	39,100	80,380	79,117
EBITDA	$121,419	$96,181	$90,717	$217,600	$174,538

Reconciling items
Restructuring and severance costs	$481	$1,469	$4,467	$1,950	$10,942
Loss on disposal of equity affiliate	-	7,060	-	7,060	-
Gain on early extinguishment of debt	-	-	(986)	-	(4,597)

Adjusted EBITDA	$121,900	$104,710	$94,198	$226,610	$180,883

Adjusted EBITDA margin**	18.9%	17.3%	16.0%	18.1%	15.6%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact: Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300